Exhibit 1

                             FIRST UNION CAPITAL __

                           Trust Preferred Securities

                 (Liquidation amount $25 per Preferred Security)

                                  guaranteed by

                             FIRST UNION CORPORATION


                             Underwriting Agreement



                                                            ____________, 199__


To the Representatives named in Schedule I hereto of the Underwriters named in
Schedule II hereto

Dear Sirs:

                  First Union Capital __, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and First Union Corporation a North Carolina corporation (the "Guarantor"), as depositor of the Trust and as Guarantor under the Guarantee referred to herein, propose to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the trust preferred securities referred to in Schedule I hereto (the "Securities") in the aggregate amount set forth in such Schedule I. The proceeds of the sale of the Securities and of the common securities of the Trust (the "Common Securities") to be sold by the Trust to the Guarantor are to be invested in the junior subordinated deferrable interest debentures of the Guarantor (the "Subordinated Debentures") referred to in Schedule I hereto, to be issued pursuant to a junior subordinated indenture (the "Indenture") between the Guarantor and the trustee named in
Schedule I (the "Debenture Trustee"). The Securities will be guaranteed on a subordinated basis by the Guarantor to the extent set forth in the guarantee agreement referred in Schedule I hereto (the "Guarantee") between the Company and the Guarantee trustee named in Schedule I (the "Guarantee Trustee").

                  1. Representations and Warranties. Each of the Guarantor and the Trust jointly and severally represents and warrants to, and agrees with, each Underwriter that:

                  (a) The registration statement (File No. 333-15743) (the "registration statement") on Form S-3 in respect of the Securities, the Subordinated Debentures and the Guarantee, including a prospectus which, as supplemented, shall be used in connection with the sale of the Securities, have been filed with the Securities and Exchange Commission (the "Commission"), in the forms heretofore delivered to the




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         Representatives. The registration statement, as it may have been amended prior to the date of this Agreement, has become effective under the Securities Act of 1933, as amended (the "Act"). (The registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus (which shall be in the form in which it has been most recently filed, or transmitted for filing, with the Commission on or before the date of this Agreement, as the same is proposed to be added to or changed), as supplemented by a prospectus supplement relating to the Securities, the Subordinated Debentures and the Guarantee, filed or transmitted for filing with the Commission pursuant to Rule 424 under the Act and used in connection with the sale of the Securities, is hereinafter referred to as the "Prospectus"; and such prospectus supplement is hereinafter referred to as the "Prospectus Supplement". Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement.)

                  (b) The Registration Statement, at the time it became effective, and any amendments thereof filed prior to the date hereof, as of their respective effective dates, conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and any amendments thereof and supplements thereto, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder, including, without limitation, compliance with the safe harbor provisions of Rule 175 under the Act pertaining to "forward looking statements", and no such document, as of such respective dates and, in the case of the Prospectus and any amendments thereof or supplements thereto, as of the Closing Date (as hereinafter defined), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Guarantor and the Trust make no representations or warranties as to
         (i) the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of the Debenture Trustee, the Property Trustee identified in
         Schedule I and the Guarantee Trustee (the "Form T-1s") or (ii) the information contained in or omitted from the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Guarantor and the Trust by or on behalf of any Underwriter specifically for use in connection with the preparation of the Prospectus or any amendment thereof or supplement thereto.

                  (c) The Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and

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         has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

                  (d) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware with the power and authority (trust and other) to own its property and conduct its business as described in the Registration Statement and Prospectus, and the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the trust agreement among the Guarantor, as depositor, and the trustees named therein (the "Trustees") (as amended and restated from time to time, the "Trust Agreement") and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

                  (e) The Securities have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement, and the Securities will conform in all material respects to the description thereof in the Prospectus; the Subordinated Debentures, the Indenture, the Guarantee and the Trust Agreement each have been duly authorized and, at the Closing Date (as defined in Section 3 hereof), will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Subordinated Debentures, the Indenture, the Guarantee and the Trust Agreement will conform in all material respects to the descriptions thereof in the Prospectus.

                  (f) The holders of the Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                  (g) The Trust has all power and authority necessary to execute and deliver this Agreement and the Securities and to perform its obligations hereunder and thereunder; the issue and sale of the Securities and the Common Securities by the Trust, the purchase of the Subordinated Debentures by the Trust and the compliance by the Trust with all of the provisions of the Securities, the Trust Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not constitute a breach of or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Trust

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         Agreement or any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Trust or any of its properties; and no consent, authorization or order or, or filing or registration with, any court or governmental agency or authority is required for the issue and sale of the Securities and the Common Securities by the Trust, the purchase of the Subordinated Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement or the Trust Agreement except such as have been made or obtained or will be made or obtained prior to the Closing Date and except such as may be required under applicable state securities or "blue sky" laws.

                  (h) The Guarantor has all corporate power and authority necessary to execute and deliver this Agreement, the Indenture, the Subordinated Debentures, the Guarantee and the Trust Agreement and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement, the Indenture, the Subordinated Debentures, the Guarantee and the Trust Agreement by the Guarantor and compliance with the provisions hereof and thereof by the Guarantor will not constitute a breach of or default under, the corporate charter or by-laws of the Guarantor, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which the Guarantor is a party, or, to the best of the Guarantor's knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Guarantor or any property of the Guarantor, which breach or default would be reasonably likely to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, the Indenture, the Subordinated Debentures, the Guarantee and the Trust Agreement by the Guarantor except such as have been made or obtained or will be made or obtained on or before the Closing Date (as defined in Section 3) and except such as may be required under applicable state securities or "blue sky" laws.

                  (i) The Common Securities have been duly authorized and at the Closing Date will have been duly and validly issued and fully paid and non-assessable beneficial interests in the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; on the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims; and the Common Securities and the Securities are the only interests authorized to be issued by the Trust.

                  (j) Neither the Trust nor the Guarantor is or, after giving effect to the offering and sale of the Securities, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").


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                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Guarantor and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule I hereto, the number of Securities set forth opposite such Underwriter's name in Schedule II hereto.

                  As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Securities will be used by the Trust to purchase the Subordinated Debentures, the Guarantor on the Closing Date will pay by wire transfer of immediately available funds to the Representatives, for the accounts of the several Underwriters, the amount per Security set forth in Schedule I hereto in respect of the Securities to be delivered by the Trust hereunder on the Closing Date.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in
Schedule I hereto, which date and time may be postponed by agreement between the Representatives, the Trust and the Guarantor (such date and time of delivery of and payment for the Securities being herein called the "Closing Date"). The Securities to be purchased by each Underwriter hereunder will be represented by one or more global Securities which will be deposited by or on behalf of the Trust with The Depositary Trust Company ("DTC") or its designated custodian. Delivery of the Securities shall be made by causing DTC to credit the Securities to the account of the Representatives at DTC, for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Trust in the manner and type of funds specified in Schedule I.

                  The Trust and the Guarantor agree to have the certificates representing the Securities available for checking in New York, New York, on the business day prior to the Closing Date.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

                  5. Agreements. The Trust and the Guarantor jointly and severally agree with the several Underwriters that:

                  (a) The Guarantor and the Trust will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Act and will promptly advise the Representatives when the Prospectus has been so filed or transmitted for filing, and prior to the termination of the offering of the Securities to which such Prospectus relates also will promptly advise the Representatives
         (i) when any amendment to the Registration Statement has become effective or any further supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by

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         the Guarantor or the Trust of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Each of the Guarantor and the Trust will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Guarantor and the Trust will not file or transmit for filing any amendment to the Registration Statement or supplement to the Prospectus unless they have has furnished you a copy for your review prior to filing or transmission for filing.

                  (b) If, at any time when a prospectus relating to the Securities or the Subordinated Debentures is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, the Guarantor and the Trust promptly will prepare and file or transmit for filing with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (c) The Guarantor will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Guarantor during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of the Guarantor and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act.

                  (d) Each of the Guarantor and the Trust will use its best efforts to furnish in New York City to each of the Underwriters prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus, each related preliminary prospectus supplement and all amendments of and supplements to such documents as may be reasonably requested.

                  (e) The Guarantor will pay all expenses incident to the performance of each of its and the Trust's obligations under this Agreement, and will pay the expenses of printing and filing all documents relating to the offering and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the Blue Sky and legal investment surveys), any taxes payable in connection with the sale and delivery of the Securities by the Trust to the Underwriters, and any fees charged for rating the Securities.

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                  (f) Each of the Guarantor and the Trust will use its best
         efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, to maintain such qualifications in effect so long as required for the distribution of the Securities and to arrange for the determination of the legality of the Securities for purchase by institutional investors; provided that the Guarantor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (g) During the period beginning from the date of this Agreement and continuing to and including the Closing Date, the Guarantor will not offer, sell, contract to sell or otherwise dispose of any of securities which are substantially similar to the Subordinated Debentures or the Guarantee without the prior written consent of the Representatives.

                  (h) The Guarantor will issue the Guarantee concurrently with the issue and sale of the Securities as contemplated herein; and

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of each of the Guarantor and the Trust contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Guarantor and the Trust made in any certificates pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or have been threatened as of the Closing Date; and all requests for additional information on the part of the Commission shall have been complied with.

                  (b) The Guarantor shall have furnished to the Representatives a certificate, dated the Closing Date, of the Guarantor, signed by the principal financial or accounting officer of the Guarantor, to the effect that, to the best of his knowledge after reasonable investigation:

                         (i) The representations and warranties of the Guarantor
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in all material respects;

                        (ii) No stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his knowledge, have been threatened as of such date;

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                       (iii) Since the date of the most recent financial
                  statements included in the Prospectus, there has been no material adverse change in the financial position, long-term debt, stockholders' equity, results of operations or prospects relating thereto of the Guarantor and its subsidiaries consolidated, except as set forth in or contemplated by the Prospectus; and

                        (iv) Since the date of this Agreement, (A) no
                  downgrading has occurred in the rating accorded the Guarantor's unsecured debt securities or preferred stock as described in Section 6(h)(i) and (B) no announcement has been made with respect to any rating accorded the Guarantor's unsecured debt securities or preferred stock as described in
                  Section 6(h)(ii).

                  (c) The Trust shall have furnished to the Representatives a certificate, dated the Closing Date, of the Trust, signed by an Administrative Trustee of the Trust, to the effect that, to the best of such Trustee's knowledge after reasonable investigation:

                         (i) The representations and warranties of the Trust in
                  this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in all material respects; and

                        (ii) No stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to such trustee's knowledge, have been threatened as of such date.

                  (d) The Guarantor shall have furnished to the Underwriters the opinion, dated the Closing Date, of Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of the Guarantor, to the effect that:

                         (i) The Guarantor has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

                        (ii) The Subordinated Debentures have been duly
                  authorized, executed, issued and delivered and, assuming authentication by the Debenture Trustee in the manner contemplated in its certificate, constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; and the Subordinated Debentures and the Indenture conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

                       (iii) The Indenture has been duly authorized, executed
                  and delivered by the Guarantor, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Guarantor enforceable

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                  in accordance with its terms, subject to bankruptcy,
                  insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                        (iv) The Guarantee has been duly authorized, executed
                  and delivered by the Guarantor, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                         (v) The Guarantor has all corporate power and authority
                  necessary to execute and deliver this Agreement, the Indenture, the Subordinated Debentures, the Guarantee and the Trust Agreement and to perform its obligations hereunder and thereunder; this Agreement has been duly authorized, executed and delivered by the Guarantor; the execution, delivery and performance of this Agreement, the Indenture, the Subordinated Debentures, the Guarantee and the Trust Agreement by the Guarantor and compliance with the provisions hereof and thereof by the Guarantor will not constitute a breach of or default under, the corporate charter or by-laws of the Guarantor, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to such counsel to which the Guarantor is a party, or, to the best of such counsel's knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Guarantor or any property of the Guarantor, which breach or default would be reasonably likely to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Indenture, the Subordinated Debentures, the Guarantee or the Trust Agreement by the Guarantor except such as may be required under applicable state securities or "blue sky" laws or as have been duly made or obtained; and

                        (vi) The Securities have been duly authorized by the
                  Guarantor as Depositor on behalf of the Trust; the issue and sale of the Securities and the Common Securities by the Trust, the purchase of the Subordinated Debentures by the Trust and the compliance by the Trust with all of the provisions of the Securities, the Trust Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject;

                        (vii) The Registration Statement has become effective
                  under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the

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                  effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and each part of the Registration Statement, when such part became effective, any amendments thereof filed prior to the date of this Agreement, as of their respective effective dates, and the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and each amendment thereof or supplement thereto, as of their respective effective or issue dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; such counsel has no reason to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement, or any amendments thereof or supplements thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of the Closing Date, either the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the Form T-1s, as to the financial statements or other financial data contained in any part of the Registration Statement or the Prospectus, as to any statements or omissions made in reliance upon or in conformity with information furnished in writing to the Guarantor and the Trust by or on behalf of an Underwriter for use therein.

                  As to those matters which relate to the Debenture Trustee, such counsel may rely upon the certificate or certificates of the Debenture Trustee, and as to matters governed by New York law, upon the opinion of Sullivan & Cromwell.

                  (e) Richards, Layton & Finger, special Delaware Counsel to the Guarantor and the Trust, shall have furnished to the Underwriters an opinion, dated the Closing Date, to the effect that:

                         (i) The Trust has been duly created and is validly
                  existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Designated Trust as a business trust have been made;

                        (ii) Under the Delaware Business Trust Act and the Trust
                  Agreement, the Trust has the power and authority to own property and conduct its business, all as described in the Prospectus;

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                       (iii) The Trust Agreement constitutes a valid and legally
                  binding obligation of the Guarantor and the Trustees, enforceable against the Guarantor and the Trustees, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                        (iv) Under the Delaware Business Trust Act and the Trust
                  Agreement, the Trust has the power and authority to (a) execute and deliver this Agreement and to perform its obligations under this Agreement, and (b) issue and perform its obligations under the Securities and the Common Securities;

                         (v) Under the Delaware Business Trust Act and the Trust
                  Agreement, the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary action on the part of the Trust;

                        (vi) The Securities have been duly authorized by the
                  Trust and duly and validly issued and, subject to the qualifications set forth herein, are fully paid and nonassessable beneficial interests in the Trust and are entitled to the benefits provided by the Trust Agreement; the Securityholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the Securityholders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Securities certificates and the issuance of replacement Securities certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement;

                       (vii) The Common Securities have been duly authorized by
                  the Trust and validly issued and are fully paid and nonassessable beneficial interests in the Trust;

                        (viii) Under the Delaware Business Trust Act and the
                  Trust Agreement, the issuance of the Securities and the Common Securities is not subject to preemptive rights;

                        (ix) The issuance and sale by the Trust of Securities
                  and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder will not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement, or (b) any applicable Delaware law or administrative regulation;

                         (x) Assuming that the Trust derives no income from or
                  connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee (as defined in the Trust Agreement) and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Securities and the Common Securities. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware;

                        (xi) Assuming that the Trust derives no income from or
                  connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the Securityholders (other than those holders of the Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware;

                  (f) Sullivan & Cromwell, special tax counsel to the Guarantor, shall have furnished to the Representatives an opinion, dated the Closing Date, to the effect that such firm confirms its opinion set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences";

                  (g) The Representatives shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may reasonably require.

                  As to matters governed by North Carolina law, Sullivan & Cromwell may rely upon the opinion of Marion A. Cowell, Jr. delivered pursuant to Section 6(c).

                  (h) KPMG Peat Marwick, as independent accountants of the Guarantor, shall have furnished to the Representatives a letter, dated as of the Closing Date, to the effect set forth in Schedule III hereto.

                  (i) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt, stockholders' equity or results of operations of the Guarantor and its consolidated subsidiaries which the Representatives conclude, after consultation with the Guarantor, in the judgment of the Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

                  (j) The Guarantor shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request prior to the Closing Date.

                  (k) Subsequent to the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Guarantor's unsecured debt securities or preferred stock by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc. and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor's unsecured debt securities or preferred stock.

                  (l) The Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Guarantor and the Trust in writing or by telephone or telegraph confirmed in writing.

                  7. Indemnification and Contribution. (a) Each of the Guarantor and the Trust agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in any amendment thereof filed prior to the date hereof, or in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or in any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither the Guarantor nor the Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by or on behalf of any Underwriter through the Representatives specifically for use in the Prospectus or any supplement thereto or any related preliminary prospectus or preliminary prospectus supplement or of the Form T-1s, and (ii) such indemnity with respect to any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Guarantor or the Trust may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Guarantor and the Trust, each of the Guarantor's directors, each of the Guarantor's officers who signed the Registration Statement and each person who controls the Guarantor or the Trust within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Guarantor and the Trust to each Underwriter, but only with reference to written information furnished to the Guarantor and the Trust by or on behalf of such Underwriter through the Representatives specifically for use in the Prospectus or any supplement thereto or any related preliminary prospectus or preliminary prospectus supplement. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under
Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or
(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representatives, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Guarantor on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Guarantor and the Trust on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor or the Trust on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

                  8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Guarantor and the Trust prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

                  9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Guarantor or its officers, of the Trust and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Guarantor or the Trust or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(e) and 7 hereof shall survive the termination or cancellation of this Agreement.

                  10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

                  11. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  12. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                  All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representatives as set forth in Schedule I hereto; and if to the Guarantor or the Trust shall be sufficient in all respects if delivered or sent by registered mail to its address set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 7 (c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Guarantor by the Representatives upon request.

                  13. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly or by Morgan Stanley & Co. Incorporated on behalf of you as the Representatives will be binding upon all the Underwriters.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Guarantor and the Underwriters.

                                                   Very truly yours,

                                                   FIRST UNION CAPITAL __


                                                   By__________________________
                                                   Title:


                                                   FIRST UNION CORPORATION


                                                   By__________________________
                                                   Title:


The foregoing Agreement is
hereby confirmed and
accepted as of the date
first above written.


By:

On behalf of the Underwriters
set forth in Schedule II



By: ______________________________
    Name:
    Title:

                                   SCHEDULE I


TITLE OF SECURITIES:

         ____% Cumulative Trust Preferred Capital Securities

NUMBER OF SECURITIES:



PRICE TO PUBLIC:

         $25 per Security plus accrued Distributions, if any, from _________, 199__

PURCHASE PRICE BY UNDERWRITERS:

         $25 per Security plus accrued Distributions, if any, from _________, 199__

UNDERWRITERS' COMPENSATION PER SECURITY:



SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately available funds by wire

AMOUNT OF COMMON SECURITIES:



TRUST AGREEMENT:



DESIGNATION OF SUBORDINATED DEBENTURES:



AGGREGATE PRINCIPAL AMOUNT OF SUBORDINATED DEBENTURES:



INDENTURE:

GUARANTEE:



CLOSING DATE:

         _____________, 199__; 9:30 a.m. (Eastern Standard Time)

CLOSING LOCATION:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004

NAME OF REPRESENTATIVES:




ADDRESS FOR NOTICES, ETC.:




             Attn:

                                   SCHEDULE II



                                                                     Number of
                                                                     Securities
                                                                       to be
                 Underwriter                                         Purchased


-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------


-----------------------------------------------

                                  SCHEDULE III


                  Pursuant to Section 6(h) of the Underwriting Agreement, the independent accountants of the Guarantor shall provide a comfort letter to the effect that:

                (i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder;

              (iii) On the basis of limited procedures, not constituting an audit, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in the Guarantor's most recent Quarterly Report on Form 10-Q incorporated by reference in the Prospectus (if any) as amended or supplemented does not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K filed for the year ended December 31, 1995;

                  (B) any unaudited financial data included in the Prospectus as amended or supplemented as at any time, or for any period ending, after the end of the latest interim period covered by a Quarterly Report on Form 10-Q of the Guarantor or year ended for which the Guarantor has filed an Annual Report on Form 10-K (whichever is more recent) (and any data for any comparable prior period included therein) do not agree with the corresponding amounts in the unaudited consolidated financial statements from which such data are derived, or any such unaudited financial data were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K filed for the year ended December 31, 1995;



                                      III-1

                  (C) the unaudited pro forma consolidated condensed financial statements (if any) included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (D) as of a specified date not more than five days prior to the date of delivery of such letter there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented) or long-term debt of the Guarantor or any of its subsidiaries, or any decreases in consolidated stock- holders' equity, consolidated assets, consolidated deposits, or allowance for loan losses of the Guarantor or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus as amended or supplemented except in each case for changes, increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter; and

                  (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which financial statements are available there were any decreases in consolidated net interest income, net interest income after provision for loan losses, or the total or per share amounts of net income of the Guarantor or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter;

             (iv) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in subparagraph (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear in the Prospectus as amended or supplemented (excluding documents incorporated by reference), in exhibits to the Registration Statement specified by the Representatives, or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.



                                      III-2